EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-206956, No. 333-202330, No. 333-198688, No. 333- 198687, No. 333-191123, No. 333-191122, No. 333-190495, No. 333-186976, No. 333-179782, No. 333-174943, No. 333-174942, No. 333-170933, No. 333-168296, No. 333-166712, No. 333-163853, No. 333-161808, No. 333-161806, No. 333-149417, No. 333-149416, No. 333-147125, No. 333-147124, No. 333-145046, No. 333-145044, No. 333-140917, No. 333-138422, No. 333-132226, No. 333-127322, No. 333-126581, No. 333-120999, No. 333-118093, No. 333-118088, No. 333-118067, No. 333-112596, No. 333-109914, No. 333-104137, No. 333-39105, No. 333-46492, No. 333-54426, No. 333-56781, No. 333-60828, No. 333-66067, No. 333-76995, No. 333-79675, No. 333-80227, No. 333-81635, No. 333-83770, No. 333-89948, and No. 333-93497), and the Registration Statement on Form S-4 (No. 333-62694) of Yahoo! Inc. of our report dated September 24, 2015 relating to the consolidated financial statements of Yahoo Japan Corporation and its consolidated subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the fact that we did not audit, review or compile the consolidated financial statements as of and for the year ended March 31, 2015), appearing in this Amendment No. 1 to the Annual Report on Form 10-K of Yahoo! Inc. for the year ended December 31, 2014.

/s/ Deloitte Touche Tohmatsu LLC

Tokyo, Japan

September 24, 2015